Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Justin Industries, Inc. 1999 Performance Incentive Plan of our reports dated February 4, 1999, with respect to the consolidated financial statements of Justin Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                              /s/  ERNST & YOUNG LLP


Fort Worth, Texas
April 14, 1999